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                                                                   Exhibit 23.03


                Consent of Ernst & Young LLP Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Nos. 33-91026, 333-03603, 333-16553, 333-40493, 333-60797, 333-19009,
333-28919, 333-38181, 333-40497, 333-48403, 333-65743, 333-75183 and 333-83051)
of Quintiles Transnational Corp. of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation included in this Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about July 19, 1999.

                                           /s/ Ernst & Young LLP

Nashville, Tennessee
July 15, 1999